Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal High Income Opportunity Fund 2
811-22123

A special meeting of shareholders was held in the offices of Nuveen Investments on May 16, 2013; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization.
The meeting was subsequently adjourned to June 21, 2013.

Voting results for June 21, 2013 are as follows:

<c> Common and Preferred shares
voting together as a class
<c> Preferred shares

To approve an Agreement and Plan of
 Reorganization.


   For
             9,652,427
                       360
   Against
                378,448
                          -
   Abstain
                421,804
                          -
  Broker Non Vote
             6,396,031
                          -
      Total
           16,848,710
                       360




Proxy materials are herein
incorporated by reference
to the SEC filing on April 24,
2013, under
Conformed Submission Type
Form 497, accession
number 0001193125-13-170698.